Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this post-effective amendment no. 1 to Registration Statement No. 333-157260 on Form S-8 of our reports dated February 25, 2009 relating to the consolidated financial statements of L-1 Identity Solutions, Inc. and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of L-1 Identity Solutions, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

February 25, 2009